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                                                                    Exhibit 99.1
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[LOGO]          NEWS RELEASE

60 FRONTAGE ROAD, ANDOVER, MASSACHUSETTS 01810
                                          TEL. 978/475-9090    FAX: 978/474-9204
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                   DYNAMICS RESEARCH CORPORATION EXPECTS CIVIL
                     COMPLAINT FROM U.S. ATTORNEY'S OFFICE

                    COMPANY TO VIGOROUSLY FIGHT THE CHARGES;
                   SCHEDULES CONFERENCE CALL FOR 5 P.M. TODAY

ANDOVER, Mass. October 8, 2003--Dynamics Research Corporation (Nasdaq:DRCO) today announced it has been informed by the United States Attorney's office in Boston of the government's intent to file a civil complaint against the company for the actions of two former rogue employees. The Company disputes the claim and intends to aggressively defend itself against the charges.

The two former employees were convicted of overcharging and defrauding the Department of Defense by directing sales through their own separate and independent companies. DRC was not charged in the conspiracy, was not aware of it, received no money or benefits from the conspiracy, and, when notified of its existence, immediately fired the employees. The government did not charge DRC with any criminal involvement and expressed gratitude for the company's full and complete cooperation with the government's investigation.

According to James P. Regan, chairman and chief executive officer, "We're dismayed that the government would come after us now, especially because we cooperated fully and realized absolutely no benefit from this scheme. We fired the two employees as soon as their activities were uncovered." He added, "As a good corporate citizen and committed government contractor, we have repeatedly offered to make the government whole for any unrecovered losses, even though DRC in no way benefited from the scheme that was perpetrated. We have sincerely tried to avoid litigation and to negotiate a fair and reasonable settlement, and our efforts were rebuffed." A conference call will be held on October 8, 2003 at 5:00 p.m. ET to discuss the details of the impending filing. DRC has retained Mark W. Pearlstein of McDermott, Will & Emery as its lead defense counsel. Pearlstein, a former prosecutor in the United States Attorney's Office in Boston from 1989 to 2000, who served for three and one-half years as the First Assistant United States Attorney overseeing both the Criminal and Civil Divisions.

The U.S. Attorney's Office proved in its earlier criminal cases against Paul Arguin and Victor Garber that they were rogue employees, whose scheme was wholly independent of DRC and was made possible by the actions of certain Department of Defense personnel and other companies unrelated to DRC. The facts, as established in the government's successful criminal cases, show that Department of Defense personnel were fully aware of Arguin's and Garber's misconduct, and took a number of actions, which made the illegal scheme possible.

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                                      -2-


 "DRC fully cooperated with the successful criminal investigation and prosecution of Arguin and Garber and other third parties," Pearlstein continued. "Their scheme was hidden from DRC. DRC did not procure any of the items at issue in the case and did not benefit from the scheme. Under these circumstances it is very disappointing that the government has chosen to pursue DRC based on the actions of two demonstrably rogue employees. We believe that the government has recovered most, if not all, of its losses from the scheme. Under these circumstances the government is overreaching, and acting without any apparent concern for innocent DRC employees and shareholders."

Regan said, "We have substantive defenses and intend to vigorously defend against this action. I am confident that this will not distract us from continuing to deliver the highest quality service to our customers. Our focus will remain on executing our growth and profitability strategy, while building value for our stakeholders."

The call will be available via telephone at (800) 915-4836 at 5:00 p.m. ET, and accessible via Web cast at www.drc.com. Recorded replays of the conference call will be available on Dynamics Research Corporation's investor relations home page at www.drc.com and by telephone at (800) 428-6051, passcode # 309536, beginning at 7:00 p.m. ET October 8, 2003 through 11:59 p.m. ET October 15, 2003.

ABOUT DYNAMICS RESEARCH CORPORATION

Dynamics Research Corporation is an innovative solutions provider that partners with its customers in government and commercial sectors to apply proven processes and technologies. DRC delivers engineering, logistics, training, simulation & modeling and information technology services and precision manufactured products that enhance the performance and cost effectiveness of its customers' mission critical systems. For additional information about DRC please visit the website at www.drc.com.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Some statements contained or implied in this news release, may be considered forward-looking statements, which by their nature are uncertain. Consequently, actual results could materially differ. For more detailed information concerning how risks and uncertainties could affect the company's financial results, please refer to DRC's most recent filings with the SEC. The company assumes no obligation to update any forward-looking information.



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CONTACT:   Elise Caffrey, Treasurer & Director,     Don Goldberg, Qorvis
           Investor Relations                       Communications, LLC
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